Exhibit 99.1

ALLEGIANT TRAVEL COMPANY FOURTH QUARTER AND FULL YEAR 2012
FINANCIAL RESULTS
40th Consecutive Profitable Quarter
Fourth Quarter Fully Diluted Earnings per Share of $.76
Full Year Fully Diluted Earnings per Share of $4.06

LAS VEGAS. January 30, 2013 —Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for both the fourth quarter and full year 2012, as well as comparisons to prior year equivalents:

Unaudited	4Q12	4Q11	Change	2012	2011	Change
Total operating revenue (millions)	$222.8	$193.9	14.9%	$908.7	$779.1	16.6%
Operating income (millions)	$25.4	$20.2	25.8%	$132.3	$85.4	54.8%
Operating margin	11.4%	10.4%	1.0pp	14.6%	11.0%	3.6pp
EBITDA (millions)	$42.2	$31.3	34.7%	$190.1	$127.4	49.2%
EBITDA margin	18.9%	16.2%	2.7pp	20.9%	16.4%	4.5pp
Net income (millions)	$14.8	$10.8	36.6%	$78.6	$49.4	59.1%
Diluted earnings per share	$0.76	$0.56	35.7%	$4.06	$2.57	58.0%

“We are very proud to report our 40th consecutive profitable quarter,” stated Maurice J. Gallagher, Jr., Chairman and CEO of Allegiant Travel Company.  “40 consecutive profitable quarters is an outstanding achievement in this industry and we could not do it without the great efforts and contributions of our Team Members.  In 2012, we recorded the highest system fuel cost per gallon we have ever paid for a full year.  In spite of that, we were able to grow full year earnings per share over 58 percent to the highest ever.”

Notable company quarterly highlights

•	Signed purchase agreements to acquire nine Airbus A320 aircraft previously operated by Iberia
•	Successfully converted 100 percent of our customer web traffic to our new booking engine in November
•	Returned over $38 million to shareholders through a special dividend of $2 per share in December
•	Repurchased approximately 55,000 shares for $4 million during the fourth quarter
•	As of January 30, 2013, we have converted 47 of an expected 51 MD-80s to 166 seat aircraft
•	Began operating 21 new routes during the quarter
•	Announced eight new routes starting in the first quarter
•	Ranked 14th on the Forbes’ 100 Best Small Companies. We have been listed four years in a row

Allegiant Q4 & FY 2012 Earnings
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Revenue performance

•	Fourth quarter 2012 total average fare was up 4.4 percent versus 2011 and was the highest in the company’s history
•	12th consecutive quarter of year over year increases in total average fare
•	Ancillary air-related revenue per passenger has grown sequentially every month since April 2012

	4Q12	4Q11	Change	2012	2011	Change
Scheduled Service:
Average fare - scheduled service	$88.59	$91.66	(3.3)%	$88.90	$89.15	(0.3)%
Average fare - ancillary air-related charges	$39.89	$31.51	26.6%	$35.72	$31.17	14.6%
Average fare - ancillary third party products	$5.19	$4.88	6.4%	$5.48	$5.18	5.8%
Average fare - total	$133.67	$128.05	4.4%	$130.10	$125.51	3.7%
Scheduled service passenger revenue per ASM (PRASM) (cents)	7.99	8.91	(10.3)%	8.43	8.88	(5.1)%
Total scheduled service revenue* per ASM (TRASM) (cents)	12.06	12.45	(3.1)%	12.33	12.50	(1.4)%
Load factor	86.5%	89.6%	(3.1)pp	89.4%	91.7%	(2.3)pp
Passengers (millions)	1.6	1.4	13.3%	6.6	5.8	14.1%
Average passengers per departure	141	134	5.2%	140	136	2.9%
Average scheduled service stage length (miles)	930	904	2.9%	918	901	1.9%

* Total scheduled service revenue includes scheduled service, ancillary air-related, and ancillary third party revenue.

Cost performance

•	Full year 2012 cost per ASM excluding fuel decreased 6.7 percent to 5.3 cents in spite of a five percent decrease in aircraft utilization for the same time period
•	Full year 2012 ASMs per gallon increased 6.6 percent to 63.0 versus last year, and improved sequentially 3.6 percent in the fourth quarter 2012 versus the third quarter 2012
•	Full year 2012 salaries and benefits expense per passenger decreased 1.7 percent despite a 14.2 percent increase in full time equivalent employees
•
Full year 2012 maintenance and repairs expense per passenger decreased 19.6 percent due primarily to a 60 percent decline in engine overhaul expenses.  Maintenance expense per aircraft per month was $102,277 in 2012 versus $129,558 in 2011

•
Full year 2012 sales and marketing expense per passenger decreased 14.6 percent versus last year, primarily due to the implementation of a discount for customers paying with less expensive forms of payment beginning in the third quarter 2012

	4Q12	4Q11	Change	2012	2011	Change
Total System*:
Operating expense per passenger	$118.49	$116.08	2.1%	$111.12	$112.32	(1.1)%
Operating expense per passenger, excluding fuel	$63.50	$62.04	2.4%	$56.99	$58.78	(3.0)%
Operating expense per ASM (CASM) (cents)	10.50	11.03	(4.8)%	10.37	10.90	(4.9)%
Operating expense, excluding fuel per ASM (CASM ex fuel) (cents)	5.63	5.89	(4.4)%	5.32	5.70	(6.7)%
Average block hours per aircraft per day	5.3	5.6	(5.4)%	5.7	6.0	(5.0)%

* Total system includes scheduled service, fixed-fee contract and non-revenue flying.

Allegiant Q4 & FY 2012 Earnings
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Third party products performance

•	For the fourth quarter 2012, ancillary revenue – third party products per passenger increased 6.4 percent versus last year. This has been our eleventh consecutive quarter of year over year increases.
•	For the full year 2012, net revenue from hotels increased about five percent while net revenue from rental cars increased about 33 percent versus 2011

Supplemental Ancillary Revenue Information Unaudited (millions)	4Q12	4Q11	Change	2012	2011	Change
Gross ancillary revenue - third party products	$24.9	$23.0	8.6%	$119.0	$106.4	11.9%
Cost of goods sold	($16.2)	($15.2)	6.1%	($79.0)	($72.0)	9.7%
Transaction costs*	($.6)	($.9)	(35.9)%	($3.9)	($4.5)	(12.1)%
Ancillary revenue - third party products	$8.2	$6.8	20.5%	$36.1	$29.9	20.8%
As percent of gross	32.8%	29.6%	3.2pp	30.3%	28.1%	2.2pp
As percent of income before taxes	34.9%	36.9%	(2.0)pp	29.0%	37.6%	(8.6)pp
Ancillary revenue - third party products/scheduled passenger	$5.19	$4.88	6.4%	$5.48	$5.18	5.8%
Hotel room nights (thousands)	137.5	142.6	(3.5)%	690.1	647.7	6.5%
Rental car days (thousands)	169.1	113.8	48.6%	763.4	577.7	32.1%

* Includes payment expenses and travel agency commissions.

Balance sheet highlights

•	We currently have $41 million in share repurchase authority

Unaudited (millions)	12/31/12	12/31/11	Change
Unrestricted cash*	$352.7	$319.5	10.4%
Total debt	$150.9	$146.1	3.3%
Total Allegiant Travel Company stockholders’ equity	$400.5	$351.5	14.0%

Year ended December 31,
Unaudited (millions)	2012	2011	Change
Capital expenditures	$105.1	$86.6	21.4%

* Unrestricted cash includes investments in marketable securities.

Allegiant Q4 & FY 2012 Earnings
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At this time, Allegiant Travel Company provides the following guidance to investors, subject to revision.

Guidance, subject to revision

Revenue guidance	January 2013	1Q13
Estimated PRASM year-over-year change	(13) to (11)%	(8) to (6)%

Fixed fee and other revenue guidance		1Q13
Fixed fee and other revenue (millions)		$4 to $6

Capacity guidance
System	1Q13	2Q13
Departure year-over-year growth	(8) to (4)%	(7) to (3)%
ASM year-over-year growth	+12 to 16%	+14 to 18%
Scheduled
Departure year-over-year growth	(2) to 2%	0 to 4%
ASM year-over-year growth	+15 to 19%	+19 to 23%

Cost guidance		1Q13
CASM ex fuel – year-over-year change		+1 to 3%

CAPEX guidance		FY13
Capital expenditures (millions)		$150 to $160

CASM ex fuel – cost per available seat mile excluding fuel expense
* Number of aircraft expected to be completed by end of the quarter

2013 aircraft fleet plan by end of quarter
Aircraft	1Q13	2Q13	3Q13	4Q13
MD-80 (166*)	51	51	51	51
MD-80 (non 166*)	6	5	1	1
757	6	6	6	6
A319	0	2	2	2
A320	0	0	2	7
Total	63	64	62	67

* 166 refers to MD-80s that are expected to be converted to 166 seat aircraft, non 166 refers to those aircraft that will not be converted
Aircraft listed in table above are considered in service aircraft

Allegiant Travel Company will host a conference call with analysts at 4:30 p.m. EST today, January 30, 2013 to discuss its fourth quarter and full year 2012 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiant.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Q4 & FY 2012 Earnings
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Allegiant, Travel is our deal.®
Las Vegas-based Allegiant Travel Company® (NASDAQ: ALGT) is focused on linking travelers in small cities to world-class leisure destinations. Through its subsidiary, Allegiant Air, the company operates a low-cost, high-efficiency, all-jet passenger airline, and offers other travel-related products such as hotel rooms, rental cars, and attraction tickets through its website, allegiant.com. The company has been named one of America’s 100 Best Small Companies by Forbes Magazine for four consecutive years.  ALGT/G

Media Inquiries: Brian Davis
mediarelations@allegiantair.com

Investor Inquiries: Chris Allen
ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future unit revenue, future operating expense, ASM growth, departure growth, fixed-fee and other revenues, expected capital expenditures, number of aircraft to be modified and number of contracted aircraft to be placed in service by quarter, as well as other information concerning future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope”  or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, volatility of fuel costs, labor issues, the effect of the economic downturn on leisure travel, debt covenants, terrorist attacks, risks inherent to airlines, our planned introduction of an additional aircraft type, demand for air services to our leisure destinations from the markets served by us, our dependence on our leisure destination markets,  our competitive environment, problems with our aircraft,  our reliance on our automated systems, economic and other conditions in markets in which we operate, aging aircraft and other governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
Three Months Ended December 31, 2012 and 2011
(in thousands, except per share amounts)
(Unaudited)

	Three months ended Dec. 31,		Percent
	2012	2011	change
OPERATING REVENUE:
Scheduled service revenue	$139,668	$127,597	9.5
Ancillary revenue:
Air-related charges	62,899	43,866	43.4
Third party products	8,184	6,794	20.5
Total ancillary revenue	71,083	50,660	40.3

Fixed fee contract revenue	11,375	12,522	(9.2)
Other revenue	712	3,158	(77.5)
Total operating revenue	222,838	193,937	14.9

OPERATING EXPENSES:
Aircraft fuel	91,638	80,898	13.3
Salary and benefits	33,933	29,590	14.7
Station operations	20,655	16,529	25.0
Maintenance and repairs	19,029	23,806	(20.1)
Sales and marketing	4,081	4,329	(5.7)
Aircraft lease rentals	-	153	(100.0)
Depreciation and amortization	16,667	11,253	48.1
Other	11,458	7,205	59.0
Total operating expenses	197,461	173,763	13.6

OPERATING INCOME	25,377	20,174	25.8
As a percent of total operating revenue	11.4%	10.4%
OTHER (INCOME) EXPENSE:
(Earnings) loss from unconsolidated affiliates, net	(43)	83	(151.8)
Interest income	(242)	(236)	2.5
Interest expense	2,210	1,889	17.0
Total other (income) expense	1,925	1,736	10.8

INCOME BEFORE INCOME TAXES	23,452	18,438	27.2
As a percent of total operating revenue	10.5%	9.5%

PROVISION FOR INCOME TAXES	8,810	7,628	15.5

NET INCOME	$14,642	$10,810	35.4
Net loss attributable to noncontrolling interest	(124)	-	(100)
NET INCOME ATTRIBUTABLE TO ALLEGIANT TRAVEL COMPANY	$14,766	$10,810	36.6

Earnings per share to common stockholders (1):
Basic	$0.78	$0.57	38.6
Diluted	$0.76	$0.56	35.7

Weighted average shares outstanding used in computing earnings per share to common stockholders (1):
Basic	19,154	18,959	1.0
Diluted	19,371	19,207	0.9

(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock.  The Basic and Diluted earnings per share for the periods presented reflect the two-class method mandated by accounting guidance for the calculation of earnings per share.  The two-class method adjusts both the net income and shares used in the calculation.  Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

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Allegiant Travel Company
Operating Statistics
Three Months Ended December 31, 2012 and 2011
(Unaudited)

	Three months ended Dec. 31,		Percent
	2012	2011	change*
OPERATING STATISTICS
Total system statistics
Passengers	1,666,501	1,496,923	11.3
Revenue passenger miles (RPMs) (thousands)	1,578,841	1,363,855	15.8
Available seat miles (ASMs) (thousands)	1,879,791	1,575,899	19.3
Load factor	84.0%	86.5%	(2.5)
Operating revenue per ASM (RASM) (cents)	11.85	12.31	(3.7)
Operating expense per ASM (CASM) (cents)	10.50	11.03	(4.8)
Fuel expense per ASM (cents)	4.87	5.13	(5.1)
Operating CASM, excluding fuel (cents)	5.63	5.89	(4.4)
Operating expense per passenger	$118.49	$116.08	2.1
Fuel expense per passenger	$54.99	$54.04	1.8
Operating expense per passenger, excluding fuel	$63.50	$62.04	2.4
ASMs per gallon of fuel	65.6	60.1	9.2
Departures	12,802	12,166	5.2
Block hours	30,223	27,998	7.9
Average stage length (miles)	882	853	3.4
Average number of operating aircraft during period	62.1	54.6	13.7
Average block hours per aircraft per day	5.3	5.6	(5.4)
Full-time equivalent employees at period end	1,821	1,595	14.2
Fuel gallons consumed (thousands)	28,668	26,230	9.3
Average fuel cost per gallon	$3.20	$3.08	3.9

Scheduled service statistics
Passengers	1,576,641	1,392,092	13.3
Revenue passenger miles (RPMs) (thousands)	1,512,063	1,283,218	17.8
Available seat miles (ASMs) (thousands)	1,747,920	1,431,430	22.1
Load factor	86.5%	89.6%	(3.1)
Departures	11,192	10,360	8.0
Average passengers per departure	141	134	5.2
Scheduled service seats per departure	165.4	152.2	8.7
Block hours	27,527	24,961	10.3
Yield (cents)	9.24	9.94	(7.0)
Scheduled service revenue per ASM (PRASM) (cents)	7.99	8.91	(10.3)
Total ancillary revenue per ASM (cents)	4.07	3.54	15.0
Total scheduled service revenue per ASM (TRASM) (cents)	12.06	12.45	(3.1)
Average fare - scheduled service	$88.59	$91.66	(3.3)
Average fare - ancillary air-related charges	$39.89	$31.51	26.6
Average fare - ancillary third party products	$5.19	$4.88	6.4
Average fare - total	$133.67	$128.05	4.4
Average stage length (miles)	930	904	2.9
Fuel gallons consumed (thousands)	26,368	23,517	12.1
Average fuel cost per gallon	$3.37	$3.29	2.4
Percent of sales through website during period	91.7%	89.1%	2.6

* Except load factor and percent of sales through website, which is percentage point change.

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Allegiant Travel Company
Consolidated Statements of Income
Years Ended December 31, 2012 and 2011
(in thousands, except per share amounts)
(Unaudited)

	Years ended Dec. 31,		Percent
	2012	2011	change
OPERATING REVENUE:
Scheduled service revenue	$586,036	$514,984	13.8
Ancillary revenue:
Air-related charges	235,436	180,078	30.7
Third party products	36,124	29,916	20.8
Total ancillary revenue	271,560	209,994	29.3

Fixed fee contract revenue	42,905	43,690	(1.8)
Other revenue	8,218	10,449	(21.4)
Total operating revenue	908,719	779,117	16.6

OPERATING EXPENSES:
Aircraft fuel	378,195	330,657	14.4
Salary and benefits	133,295	119,856	11.2
Station operations	78,357	66,709	17.5
Maintenance and repairs	73,897	81,228	(9.0)
Sales and marketing	19,222	19,905	(3.4)
Aircraft lease rentals	-	1,101	(100.0)
Depreciation and amortization	57,503	41,975	37.0
Other	35,946	32,242	11.5
Total operating expenses	776,415	693,673	11.9

OPERATING INCOME	132,304	85,444	54.8
As a percent of total operating revenue	14.6%	11.0%
OTHER (INCOME) EXPENSE:
(Earnings) loss from unconsolidated affiliates, net	(99)	(9)	NM
Interest income	(983)	(1,236)	(20.5)
Interest expense	8,739	7,175	21.8
Total other (income) expense	7,657	5,930	29.1

INCOME BEFORE INCOME TAXES	124,647	79,514	56.8
As a percent of total operating revenue	13.7%	10.2%

PROVISION FOR INCOME TAXES	46,233	30,116	53.5

NET INCOME	$78,414	49,398	58.7
Net loss attributable to noncontrolling interest	(183)	-	NM
NET INCOME ATTRIBUTABLE TO ALLEGIANT TRAVEL COMPANY	78,597	$49,398	59.1

Earnings per share to common stockholders (1):
Basic	$4.10	$2.59	58.3
Diluted	$4.06	$2.57	58.0

Weighted average shares outstanding used in computing earnings per share to common stockholders (1):
Basic	19,079	18,935	0.8
Diluted	19,276	19,125	0.8

(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock.  The Basic and Diluted earnings per share for the periods presented reflect the two-class method mandated by accounting guidance for the calculation of earnings per share.  The two-class method adjusts both the net income and shares used in the calculation.  Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

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Allegiant Travel Company
Operating Statistics
Years Ended December 31, 2012 and 2011
(Unaudited)

	Years ended Dec. 31,		Percent
	2012	2011	change*
OPERATING STATISTICS
Total system statistics
Passengers	6,987,324	6,175,808	13.1
Revenue passenger miles (RPMs) (thousands)	6,514,056	5,640,577	15.5
Available seat miles (ASMs) (thousands)	7,487,276	6,364,243	17.6
Load factor	87.0%	88.6%	(1.6)
Operating revenue per ASM (RASM) (cents)	12.14	12.24	(0.8)
Operating expense per ASM (CASM) (cents)	10.37	10.90	(4.9)
Fuel expense per ASM (cents)	5.05	5.20	(2.9)
Operating CASM, excluding fuel (cents)	5.32	5.70	(6.7)
Operating expense per passenger	$111.12	$112.32	(1.1)
Fuel expense per passenger	$54.13	$53.54	1.1
Operating expense per passenger, excluding fuel	$56.99	$58.78	(3.0)
ASMs per gallon of fuel	63.0	59.1	6.6
Departures	53,615	49,360	8.6
Block hours	124,610	113,691	9.6
Average stage length (miles)	872	858	1.6
Average number of operating aircraft during period	60.2	52.2	15.3
Average block hours per aircraft per day	5.7	6.0	(5.0)
Fuel gallons consumed (thousands)	118,839	107,616	10.4
Average fuel cost per gallon	$3.18	$3.07	3.6

Scheduled service statistics
Passengers	6,591,707	5,776,462	14.1
Revenue passenger miles (RPMs) (thousands)	6,220,320	5,314,976	17.0
Available seat miles (ASMs) (thousands)	6,954,408	5,797,753	20.0
Load factor	89.4%	91.7%	(2.3)
Departures	46,995	42,586	10.4
Average passengers per departure	140	136	2.9
Scheduled service seats per departure	159.7	150.8	5.9
Block hours	113,671	101,980	11.5
Yield (cents)	9.42	9.69	(2.8)
Scheduled service revenue per ASM (PRASM) (cents)	8.43	8.88	(5.1)
Total ancillary revenue per ASM (cents)	3.90	3.62	7.7
Total scheduled service revenue per ASM (TRASM) (cents)	12.33	12.50	(1.4)
Average fare - scheduled service	$88.90	$89.15	(0.3)
Average fare - ancillary air-related charges	$35.72	$31.18	14.6
Average fare - ancillary third party products	$5.48	$5.18	5.8
Average fare - total	$130.10	$125.51	3.7
Average stage length (miles)	918	901	1.9
Fuel gallons consumed (thousands)	109,257	96,999	12.6
Average fuel cost per gallon	$3.37	$3.30	2.1
Percent of sales through website during period	90.1%	88.8%	1.3

* Except load factor and percent of sales through website, which is percentage point change.

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Allegiant Travel Company
Non-GAAP Presentations
Three Months and Years Ended December 31, 2012 and 2011
(Unaudited)

"EBITDA" represents earnings before interest expense, income taxes, depreciation and amortization. EBITDA is not a calculation based on generally accepted accounting principles and should not be considered as an alternative to net income or operating income as indicators of our financial performance or to cash flow as a measure of liquidity. EBITDA is included as a supplemental disclosure because we believe it is a useful indicator of our operating performance. Further, EBITDA is a well-recognized performance measurement that is frequently used by securities analysts, investors and other interested parties in comparing the operating performance of companies. We believe EBITDA is useful in evaluating our operating performance compared to our competitors because its calculation generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which items may vary between periods and for different companies for reasons unrelated to overall operating performance. The following represents the reconciliation of EBITDA to net income for the periods indicated below.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of the non-GAAP financial measure EBITDA to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measure, which is net income, and a reconciliation of the non-GAAP measure to the most comparable GAAP measure.  Our utilization of a non-GAAP measurement is not meant to be considered in isolation or as a substitute for net income or other measures of financial performance prepared in accordance with GAAP. EBITDA is not a GAAP measurement and our use of it may not be comparable to similarly titled measures employed by other companies in the airline and travel industry. The reconciliations to GAAP net income follow.

	Three months ended Dec. 31,		Percent
(in thousands)	2012	2011	change
Net income attributable to Allegiant Travel Company	$14,766	$10,810	36.6
Plus (minus)
Interest income	(242)	(236)	2.5
Interest expense	2,210	1,889	17.0
Provision for income taxes	8,810	7,628	15.5
Depreciation and amortization	16,667	11,253	48.1
EBITDA	$42,211	$31,344	34.7

Total revenue	$222,838	$193,937	14.9
EBITDA margin	18.9%	16.2%

	Years ended Dec. 31,		Percent
(in thousands)	2012	2011	change
Net income attributable to Allegiant Travel Company	$78,597	$49,398	59.1
Plus (minus)
Interest income	(983)	(1,236)	(20.5)
Interest expense	8,739	7,175	21.8
Provision for income taxes	46,233	30,116	53.5
Depreciation and amortization	57,503	41,975	37.0
EBITDA	$190,089	$127,428	49.2

Total revenue	$908,719	$779,117	16.6
EBITDA margin	20.9%	16.4%

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